FOR IMMEDIATE RELEASE

Prologis Reports Strong First Quarter 2023 Results

Company expects continued demand amid uncertain macroeconomic environment

SAN FRANCISCO (April 18, 2023) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported first quarter results for 2023.

Net earnings per diluted share was $0.50 for the first quarter of 2023 compared with $1.54 for the first quarter of 2022. In 2022, we had significant gains on dispositions while we had minimal in the first quarter of 2023.

Core funds from operations (Core FFO)* per diluted share was $1.22 for the first quarter of 2023, compared with $1.09 for the same period in 2022.

“We continue to deliver record results driven by the unparalleled quality of our portfolio and customer solutions,” said Hamid R. Moghadam, co-founder and CEO, Prologis. “Demand remains healthy, despite some moderating in terms of decision-making. Given the macroenvironment, we continue to operate our business with a degree of caution. We foresee any potential impact on demand as likely to overlap with a deceleration in new deliveries, sustaining momentum with favorable conditions for high occupancy and continued rent growth into 2024."

OPERATING PERFORMANCE

Owned & Managed	1Q23	Notes
Average Occupancy	98.0%
Leases Commenced	49.7MSF	41.6MSF operating portfolio and 8.1MSF development portfolio
Retention	77.2%

Prologis Share	1Q23	Notes
Cash Same Store NOI*	11.4%	All-time high
Net Effective Rent Change	68.8%	All-time high; Led by U.S. at 78.8%
Cash Rent Change	41.9%	All-time high; Led by U.S. at 48.3%

DEPLOYMENT ACTIVITY

Prologis Share	1Q23
Acquisitions	$6M
Weighted avg stabilized cap rate (excluding other real estate)	-%
Development Stabilizations	$770M
Estimated weighted avg yield	6.4%
Estimated weighted avg margin	35.9%
Estimated value creation	$276M
% Build-to-suit	51.6%
Development Starts	$57M
Estimated weighted avg yield	7.4%
Estimated weighted avg margin	33.9%
Estimated value creation	$19M
% Build-to-suit	100.0%
Total Dispositions and Contributions	$59M
Weighted avg stabilized cap rate (excluding land and other real estate)	-%

BALANCE SHEET STRENGTH & LIQUIDITY

“Our liquidity position of $6.7 billion, inclusive of $1.0 billion of additional line of credit capacity closed in April, is at an all-time high, providing further flexibility to capitalize as opportunities arise,” said Timothy D. Arndt, chief financial officer, Prologis. “We are well-positioned to deliver superior growth given our embedded rent upside and proven ability to create value from the build-out of our land bank."

During the first quarter, Prologis and its co-investment ventures issued $3.6 billion of debt at a weighted average interest rate of 4.5%, and a weighted average term of 13.7 years. This activity included $3.2 billion of global bond raises. Additionally, on April 5, 2023, Prologis upsized its revolving line of credit capacity by $1.0 billion.

At March 31, 2023, debt as a percentage of total market capitalization was 19.1%, and the company’s weighted average interest rate on its share of total debt was 2.6%, with a weighted average term of 9.7 years. In addition, the company has no significant debt maturities until 2026.

FOREIGN CURRENCY STRATEGY

Prologis hedges its exposure to foreign currency fluctuations by borrowing in the currencies in which it invests and using derivative financial instruments. At March 31, 2023, 96% of Prologis’ equity was in USD and earnings forecasted in foreign currencies for 2023, 2024, and 2025 were 98%, 97% and 96%, respectively, hedged through derivative contracts.

2023 GUIDANCE

Prologis’ guidance for Net earnings is included in the table below as well as guidance for Core FFO*, which are both reconciled in our supplemental information.

2023 GUIDANCE

Earnings (per diluted share) Previous Revised Change at M.P.

Net earnings attributable to common stockholders	$3.00 to $3.15	$3.10 to $3.25	3.3%
Core FFO attributable to common stockholders/unitholders*	$5.40 to $5.50	$5.42 to $5.50	0.2%
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income*	$5.00 to $5.10	$5.02 to $5.10	0.2%

Operations

Average occupancy	96.50% to 97.50%	97.00% to 97.50%	25.0 bps
Cash Same Store NOI* - PLD share	8.50% to 9.50%	9.00% to 9.75%	37.5 bps

Strategic Capital (in millions) Previous Revised Change at M.P.

Strategic Capital revenue, excluding promote revenue	$500 to $525	$515 to $530	2.0%
Net promote income	$380	$380	- %

G&A (in millions)

General & administrative expenses	$370 to $385	$380 to $390	2.0%

Capital Deployment – Prologis Share (in millions)

Development stabilizations	$2,600 to $3,000	$2,600 to $3,000	- %
Development starts	$2,500 to $3,000	$2,500 to $3,000	- %
Acquisitions	$300 to $600	$300 to $600	- %
Contributions	$1,250 to $1,750	$1,250 to $1,750	- %
Dispositions	$800 to $1,200	$800 to $1,200	- %
Net sources/(uses)	$(750) to $(650)	$(750) to $(650)	- %
Realized development gains	$300 to $400	$300 to $400	- %

* This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2023 relates predominantly to these items. Please refer to our quarterly Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

APRIL 18, 2023, CALL DETAILS
The call will take place on Tuesday, April 18, 2023, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (877) 897-2615 (toll-free from the United States and Canada) or +1 (201) 689-8514

(from all other countries). A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available April 18 – May 2 at +1 (877) 660-6853 (from the United States and Canada) or +1 (201) 612-7415 (from all other countries) using access code 13737336. The webcast replay will be posted in the Investor Relations section of www.prologis.com under "Events & Presentations."

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At March 31, 2023, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.2 billion square feet (113 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,600 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects" "anticipates," "intends," "plans," "believes," "seeks," and "estimates" including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, acquisition and development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to earn revenues from co-investment ventures, form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) international, national, regional and local economic and political climates and conditions; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties, including the integration of the operations of significant real estate portfolios; (v) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to global pandemics; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Jill Sawyer, +1 (415) 733-9526, jsawyer@prologis.com, San Francisco

Media: Jennifer Nelson, +1 (415) 733-9409, jnelson2@prologis.com, San Francisco